Exhibit 99.1

            IVAX Reports Results For Second Quarter 2005;
                  Revenues Up 24% To $577.3 Million;
                 Net Income $45.6 Million; EPS $0.17

    MIAMI--(BUSINESS WIRE)--Aug. 1, 2005--IVAX Corporation (AMEX:IVX) (LSE:IVX.L) (WSE:IVX) reported second quarter 2005 net revenues of $577.3 million, a 24% increase over net revenues of $464.0 million in the second quarter 2004. Net income in the second quarter 2005 was $45.6 million. Earnings per share was $0.17 for the second quarter 2005. Net income in the second quarter 2004 was $48.1 million and earnings per share $0.18.
    Neil Flanzraich, vice chairman and president of IVAX Corporation, said, "These results were consistent with our expectations for the quarter and above our expectations for the first half of the year. Our income before income taxes for the second quarter of this year was $65.1 million compared to $58.2 million in the second quarter of 2004. Our net income for this quarter was impacted by a significantly higher income tax rate of approximately 30% as compared to a 17% tax rate for the comparable quarter in 2004.
    "We expect our second half of 2005 to be significantly stronger and confirm our earnings guidance of $0.76 - $0.86 per share. We believe our earnings for the full year will be in the middle to upper end of this range. We also confirm our 2006 guidance of $1.35 - $1.55 per share. Not included in this guidance is profit from our sale of our generic version of Zocor(R), which we expect to launch in the middle of 2006. We continue to believe that we should be granted a six month period of exclusivity for our generic version of Zocor, which would provide very considerable upside to our guidance. Of course, our guidance for 2005 and 2006 must be qualified by any impact of our recently (July 25, 2005) announced agreement with Teva Pharmaceuticals Industries Ltd (Nasdaq:TEVA) providing for the acquisition of IVAX by Teva. We are currently preparing the proxy material to be filed with the SEC in order to obtain shareholder approval for this agreement.
    "IVAX achieved substantial revenue growth in all its major business regions in the second quarter of 2005 over the same period last year. North American revenues increased 14% from $228.3 million to $261.0 million. European revenues increased 15% from $171.6 million to $197.0 million and Latin American revenues increased 29% from $76.0 million to $98.4 million.
    "Our U.S. generics business was the major contributor to the 14% North American growth during the second quarter. We had 6 generic product approvals and launches, one tentative approval and we became the authorized distributor of generic equivalents of two important products, OMJ Pharmaceuticals, Inc.'s Ultracet(R) and Purdue Pharma's OxyContin(R). We expect a significant number of additional generic approvals during the remainder of the year and on July 29, 2005 we announced that we are the authorized distributor of the generic equivalent of Purdue Pharma's MS Contin(R) Tablets.
    "IVAX' branded respiratory product, albuterol sulfate HFA (CFC-free) in a standard metered dose inhaler, launched in the fourth quarter of 2004, is presently vying for the number one market share position among HFA albuterol products. We believe that our breath actuated inhaler product, when approved, will permit us to obtain a more significant part of the large albuterol inhaler market.
    "Our animal health business has recently been expanded with the May 11, 2005 completion of our acquisition of Phoenix Scientific, Inc., the largest generic veterinary pharmaceutical company in the United States. We expect our veterinary subsidiary formed from this merger, IVX Animal Health, Inc., to be a significant contributor.
    "IVAX' European revenues 15% growth came from the continued success of many of our Central and Eastern European operations, contributions from our Polish pharmaceutical company, Polfa Kutno, acquired in the fourth quarter 2004, continued growth of QVAR sales and IVAX' first-to-market launch of Nasofan, the generic equivalent of Flonase(R), in the United Kingdom, where it has established a 44% market share.
    "Our Latin American revenues grew 29%. This is the ninth consecutive quarter IVAX' Latin American operations have achieved year-over-year, quarterly revenue growth. Our units in Venezuela, Chile, Argentina and Peru and our recently acquired (second quarter
2004) Peruvian pharmacy chain, BTL, made significant contributions to that growth.
    "During the second quarter 2005, IVAX spent 25% more on marketing and sales and 7% more on general and administrative expenses than the second quarter 2004. These expense increases were primarily related to recently acquired businesses: Medco and BTL in the second quarter 2004, Polfa Kutno in the fourth quarter 2004 and Phoenix Scientific on May 11, 2005. R&D expenditures in the second quarter 2005 were 7% lower than in the second quarter 2004."
    IVAX will conduct a conference call at 10:30 A.M. Eastern Time (Miami) to discuss the second quarter, as well as other topics. Interested parties can access the conference call by dialing 1-800-288-8975 from anywhere in the U.S. or by dialing 612-332-0932 from non-U.S. locations. The conference call will also be webcast. To access and register for the webcast, go to IVAX' website at http://www.ivax.com at least fifteen minutes before the 10:30 A.M. conference call and click on the webcast link on IVAX' home page.
    Replays of the conference call will be available starting at approximately 2:00 P.M. on August 1st and will continue through August 8th. To listen to the replay of the conference call, dial 800-475-6701 in the U.S. and internationally dial 320-365-3844, then enter the ID #791336. Replays of the webcast via IVAX' website will also be available.
    IVAX Corporation, headquartered in Miami, Florida, discovers, develops, manufactures, and markets branded and brand equivalent (generic) pharmaceuticals and veterinary products in the U.S. and internationally.
    Copies of this and other news releases may be obtained free of charge from IVAX' website at www.ivax.com.

    Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements, including, among others, statements relating to goals, plans, expectations, estimates and projections regarding the company's financial position, results of operations, market position and business strategy involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, the risks that there are uncertainties and matters beyond the control of management, as well as a variety of assumptions and estimates with respect to financial data, which if they do not occur, or prove to be incorrect, could affect IVAX' earnings expectations and IVAX may not, therefore, meet its guidance that the results for the year 2005 will be in a range of $0.76 to $0.86 per share, that the results will be at the middle or upper end of the range, that the results for the year 2006 will be in a range of $1.35 to $1.55 per share, or that we may not launch a generic equivalent of Zocor(R) in the middle of 2006 or that such launch would provide considerable upside to 2006 earnings; that earnings may not be significantly stronger during the second half of 2005 ; that IVAX may not increase the number of products in its generic portfolio; that IVAX may not receive approval of its pending ANDAs, or that if approved, the products will not be successfully commercialized; that IVAX may not receive a six-month exclusivity period for its generic equivalent of Zocor(R), and even if it does, may not be alone on the market during any such period; the impact of competitive products and pricing, including the impact of "authorized generics"; the difficulty of predicting the timing of U.S. Food and Drug Administration, or FDA, European Medicines Association and other regulatory authority approvals; the impact of FDA's or other administrative or judicial agency's decisions on exclusivity periods; competitors' ability to extend exclusivity periods past initial patent terms; that growth in any of the geographic areas in which IVAX operates may be less than anticipated; the difficulty of predicting the timeliness or outcome of product development efforts and the filing of regulatory applications; potential liability for sales of generic products prior to completion of appellate litigation, including that relating to Neurontin(R); the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the regulatory environment and changes in the health policies and structure of various countries; that IVAX may not receive final approval for HFA albuterol in its breath operated inhaler or that its launch will be delayed; that albuterol HFA in a breath operated inhaler may not obtain a significant part of the albuterol inhaler market; that market acceptance and demand for IVAX' respiratory products may not be as anticipated; that the acquisition of Phoenix Scientific may not provide the synergies or benefits anticipated; that IVX Animal Health may not contribute to IVAX revenues as anticipated; that the change of control of the Company or regulatory issues arising from the proposed merger of the Company and Teva Pharmaceutical Industries Limited could affect the Company's relationships and/or agreements with third parties, including distributors, manufacturers, suppliers and customers; whether and when the proposed merger will be consummated and the terms of any conditions imposed in connection with such closing; and diversion of management time on merger-related issues. In addition to the risk factors set forth above, IVAX' forward looking statements may also be adversely affected by general market factors; product availability; federal and state regulations and legislation, including changes in accounting regulations; the regulatory process for new products and indications; manufacturing issues that may arise; trade buying patterns; exchange rate fluctuations; patent positions and the timing and outcome of legal proceedings; changing market conditions; the availability and cost of raw materials and other third party products; the impact of competitive products and pricing; and other risks and uncertainties based on economic, competitive, governmental, technological and other factors. For further details and discussion of these and other risks and uncertainties, see IVAX' Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. IVAX undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Zocor(R) is a registered trademark of Merck & Co., Inc. OxyContin(R) and MS Contin(R) are registered trademarks of Purdue Pharma L.P. Ultracet(R) is a registered trademark of Ortho-McNeil Pharmaceuticals, Inc. Flonase(R) is a registered trademark of GlaxoSmithKline Corporation. Neurontin(R) is a registered trademark of Warner-Lambert Company, a unit Pfizer Inc.


                  IVAX Corporation and Subsidiaries
           Condensed Consolidated Statements of Operations
                             (Unaudited)

                              Three Months            Six Months
Period Ended June 30,       2005       2004        2005       2004
                         ---------------------- ----------------------
(In thousands, except per
 share data)

Net revenues               $577,293   $463,962  $1,068,884   $889,153
Cost of sales (excludes
 amortization, which is
 presented below)           340,544    239,408     629,373    465,193
                         ---------------------- ----------------------
   Gross profit             236,749    224,554     439,511    423,960
                         ---------------------- ----------------------
Operating expenses:
   Selling                   83,049     66,496     158,371    127,867
   General and
    administrative           46,512     43,599      83,398     80,105
   Research and
    development              35,887     38,662      69,608     71,012
   Amortization of
    intangible assets         7,083      5,432      13,829     10,937
   Restructuring costs
    (reversal)                1,591        (36)      3,139        597
                         ---------------------- ----------------------
       Total operating
        expenses            174,122    154,153     328,345    290,518
                         ---------------------- ----------------------
Operating income             62,627     70,401     111,166    133,442
       Total other income
        (expense), net        2,522    (12,179)     (1,078)   (22,494)
                         ---------------------- ----------------------
Income before income
 taxes and minority
 interest                    65,149     58,222     110,088    110,948
Provision for income
 taxes                       19,363     10,071      30,712     20,452
                         ---------------------- ----------------------
Income before minority
 interest                    45,786     48,151      79,376     90,496
Minority interest              (225)       (53)       (269)       (57)
                         ---------------------- ----------------------
Net income                  $45,561    $48,098     $79,107    $90,439
                         ====================== ======================

Earnings per common
 share:
  Basic                       $0.17      $0.19       $0.30      $0.37
                         ====================== ======================
  Diluted                     $0.17      $0.18       $0.29      $0.35
                         ====================== ======================

Weighted average number
 of common shares
 outstanding:
  Basic                     266,009    247,835     263,564    247,089
                         ====================== ======================
  Diluted                   270,744    268,726     272,955    262,988
                         ====================== ======================


                   IVAX Corporation and Subsidiaries
                 Condensed Consolidated Balance Sheets

                                          June 30,      December 31,
                                           2005            2004
                                      --------------------------------
(In thousands)                          (Unaudited)

Assets
-----------------------
Cash & cash equivalents                      $241,170        $391,988
Marketable Securities,
 short term                                   197,441           6,058
Other current assets                        1,212,524       1,123,597
Property, plant and
 equipment, net                               608,037         604,647
Other assets                                1,419,760       1,085,729
                                      --------------------------------
   Total assets                            $3,678,932      $3,212,019
                                      ================================

Liabilities and
 Shareholders' Equity
-----------------------
Current portion of long-
 term debt                                    $35,660         $60,145
Other current liabilities                     545,382         518,276
Long-term debt                              1,394,312       1,057,843
Other long-term
 liabilities                                   97,493          72,855
Minority interest                              12,839          12,571
Shareholders' equity                        1,593,246       1,490,329
                                      --------------------------------
   Total liabilities and
    shareholders' equity                   $3,678,932      $3,212,019
                                      ================================


                  IVAX Corporation and Subsidiaries
                       Reportable Segment Data
                             (Unaudited)

Period Ended June 30,         Three Months            Six Months
(In thousands)              2005       2004        2005       2004
                         ---------------------- ----------------------

North America
       External sales      $259,946   $225,347    $486,580   $392,728
       Intersegment sales       437      2,382       1,013      4,477
       Other revenues           635        602       1,313      1,092
                         ---------------------- ----------------------
       Net revenues -
        North America       261,018    228,331     488,906    398,297
                         ---------------------- ----------------------

Europe
       External sales       165,587    132,374     321,060    273,733
       Intersegment sales    16,452     25,596      35,931     44,230
       Other revenues        14,955     13,589      20,368     42,049
                         ---------------------- ----------------------
       Net revenues -
        Europe              196,994    171,559     377,359    360,012
                         ---------------------- ----------------------

Latin America
       External sales        97,998     75,626     184,931    149,062
       Other revenues           410        388         672        794
                         ---------------------- ----------------------
       Net revenues -
        Latin America        98,408     76,014     185,603    149,856
                         ---------------------- ----------------------

Corporate & other
       External sales        35,015     13,825      48,577     25,214
       Intersegment sales   (16,889)   (27,978)    (36,944)   (48,707)
       Other revenues         2,747      2,211       5,383      4,481
                         ---------------------- ----------------------
       Net revenues -
        Corporate & other    20,873    (11,942)     17,016    (19,012)
                         ---------------------- ----------------------

                         ---------------------- ----------------------
Consolidated net revenues  $577,293   $463,962  $1,068,884   $889,153
                         ====================== ======================

    CONTACT: IVAX Corporation, Miami
             David Malina, 305-575-6043
             or
             Thomas Beier, 305-575-6563